Exhibit 23(b)

The Board of Directors

PainCare Holdings, Inc.

We consent to the use of our report, dated March 6, 2003, in Amendment No. 1 to Registration Statement on Form S-3 dated March, 2004 and to the reference to our firm under the heading “Experts” therein.

TSCHOPP, WHITCOMB & ORR, P.A.

(formerly known as Parks, Tschopp, Whitcomb & Orr, P.A.)

Maitland, Florida

March 3, 2004